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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K


                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 30, 1997






                          NEWFIELD EXPLORATION COMPANY
             (Exact name of registrant as specified in its charter)


            Delaware                     1-12534             72-1133047
   (State or other jurisdiction      (Commission file     (I.R.S. employer
 of incorporation or organization)       number)       identification number)


  363 N. Sam Houston Parkway E.
           Suite 2020
         Houston, Texas                                         77060
(Address of principal executive offices)                      (Zip code)


      Registrant's telephone number, including area code: (281) 847-6000

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Item 5.  Other Events

      See the following press release announcing the offering of $125 million of senior unsecured notes by Newfield Exploration Company.

NEWFIELD ANNOUNCES $125 MILLION OFFERING OF SENIOR NOTES


FOR IMMEDIATE RELEASE

Houston, Texas (September 30, 1997) - Newfield Exploration Company (NYSE-NFX) intends to offer $125 million of senior unsecured notes due 2007 through a Rule 144A private placement offering during October 1997.

The offering will be made by means of an offering memorandum to qualified institutional buyers and the securities will have certain registration rights. Net proceeds from the sale of the senior notes will be used to repay outstanding indebtedness under Newfield's revolving credit facility and to fund further exploration and development of the Company's properties, the acquisition of oil and gas properties and other general corporate purposes.

The notes to be offered have not been and will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the notes.

Newfield explores, develops and acquires oil and gas properties principally in the Gulf of Mexico.

Newfield Exploration Company                     For more information contact:
363 N. Sam Houston Parkway East, Ste. 2020       James P. Ulm, II
Houston, TX 77060                                (281) 847-6000
(www.newfld.com)

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                          NEWFIELD EXPLORATION COMPANY




Date: September 30, 1997              By:  /s/    Terry W. Rathert

                                      Terry W. Rathert
                                      Vice President-Planning and
                                      Administration and Secretary
                                      (Authorized Officer and Principal
                                       Financial Officer)